EXHIBIT 1

1,800,000 Trust Preferred Securities

LACLEDE CAPITAL TRUST I

(a Delaware statutory trust)

7.70% Trust Preferred Securities

(Liquidation Amount of $25.00 per Trust Preferred Security)

Underwriting Agreement

December 9, 2002

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
As Representative of the
Several Underwriters Listed
in Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center, North Tower
250 Vesey Street
New York, New York 10080

Ladies and Gentlemen:

Laclede Capital Trust I, a statutory trust created under the laws of the State of Delaware (the “Trust”), and The Laclede Group, Inc., a Missouri corporation (the “Company”), propose to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) is acting as representative (the “Representative”), an aggregate of 1,800,000 of 7.70% trust preferred securities (liquidation amount of $25.00 per trust preferred security) of the Trust (the “Preferred Securities”), representing preferred undivided beneficial interests in the assets of the Trust.

The proceeds of the sale of the Preferred Securities to the public and of common securities of the Trust (the “Common Securities”) to the Company concurrently with the sale of the Preferred Securities are to be invested by the Trust in $46,400,000 aggregate principal amount of 7.70% junior subordinated deferrable interest debentures due December 1, 2032 (the “Subordinated Debentures”) to be issued by the Company pursuant to the Indenture dated December 16, 2002 between the Company and The Bank of New York, as trustee (the “Debenture Trustee”), as supplemented by the First Supplemental Indenture thereto dated December 16, 2002 (as so supplemented, the “Indenture”). The principal asset of the Trust will consist of the Subordinated

Debentures. The Subordinated Debentures may be distributed to holders of Preferred Securities as described in the Prospectus (as defined below). The Company will guarantee payments of amounts due under the Preferred Securities (the “Guarantee”) to the extent set forth in the Preferred Securities Guarantee Agreement dated December 16, 2002 between the Company and The Bank of New York, as guarantee trustee (the “Guarantee Trustee”). The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust dated December 16, 2002 (the “Trust Agreement”) among the Company, as sponsor, The Bank of New York, as property trustee (the “Property Trustee”), The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), the administrative trustees named therein (the “Administrative Trustees”) and the Holders (as defined therein). For all purposes of this Agreement, the Trust shall be considered a “subsidiary” of the Company.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”), a registration statement on Form S-3 (Registration Nos. 333-86722 and 333-86722-01), including a prospectus, relating to, among other securities, (i) the Preferred Securities, (ii) the Guarantee and (iii) the Subordinated Debentures (collectively, the “Registered Securities”). Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the “Registration Statement.” References herein to the term “Prospectus” as of any given date shall be deemed to refer to the prospectus, including any preliminary prospectus, relating to the securities registered under such registration statement, as amended or supplemented as of such date (other than by amendments or supplements relating to securities other than the Registered Securities), including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of such date and including any prospectus supplement relating to the Registered Securities.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Trust and the Company understand that the Underwriters intend (i) to make a public offering of their respective portions of the Preferred Securities as soon after the parties hereto have executed and delivered this Agreement, as in the judgment of the Representative is advisable and (ii) initially to offer the Preferred Securities upon the terms set forth in the Prospectus.

Section 1.     Representations and Warranties.  The Trust and the Company, jointly and severally, each represents and warrants to each Underwriter as of the date hereof, as of the Closing Date referred to in Section 3(b) hereof, and agrees with each Underwriter, as follows:

(a)   Compliance with Registration Requirements.  Each of the Company and the Trust meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Trust or the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the Closing Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company or the Trust in writing by any Underwriter through Merrill Lynch or counsel for the Underwriters expressly for use in the Registration Statement or the Prospectus or (ii) that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 of the Property Trustee, the Guarantee Trustee and the Debenture Trustee (collectively, the “Forms T-1”) filed pursuant to the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1939 Act”). Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was filed, at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act.

(d)  Financial Statements.  The financial statements included in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of consolidated income, retained earnings, comprehensive income and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except that the unaudited financial statements may be subject to normal year-end adjustments) throughout the periods involved. The supporting schedule included in the Registration Statement presents fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(e)  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise.

(f)  Good Standing of the Company.   The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Missouri and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g)  Good Standing of Subsidiaries.  Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries (except for the issued and outstanding Preferred Stock Series B and Series C of Laclede Gas Company, a Missouri corporation and wholly-owned subsidiary of the Company (“Laclede Gas”)), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary; the only subsidiaries of the Company are the subsidiaries listed on Schedule II hereto; and the only Subsidiary as of the date of this Agreement is Laclede Gas.

(h)  Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(i)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Trust and the Company.

(j)  Authorization and Description of Preferred Securities.  The Preferred Securities have been duly authorized by the Trust for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement and the Trust Agreement against payment of the consideration set forth herein, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and nonassessable, will constitute valid and binding obligations of the Trust and will conform in all material respects to the descriptions thereof in the Prospectus; and the issuance of the Preferred Securities is not subject to any preemptive or similar rights.

(k)  Absence of Defaults and Conflicts by Company.  Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Bylaws or other organizational document or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults that individually or in the aggregate would not have a Material Adverse Effect or that would not, individually or in the aggregate, have a material adverse effect on the rights of the holders of the Preferred Securities; the issuance by the Company of the Guarantee and the Subordinated Debentures, the purchase of the Common Securities and the performance by the Company of all of the provisions of its obligations under the Company Agreements (as hereinafter defined) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws or other organizational documents of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except for conflicts, breaches, violations and defaults (other than any conflicts, breaches, violations or defaults in respect of the Articles of Incorporation or the Bylaws or other organizational documents of the Company) that would not, individually or in the aggregate, have a Material Adverse Effect.

(l)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that may reasonably be expected to result in a Material Adverse Effect.

(m)  Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust or the Company or any subsidiary, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Trust or the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(n)  Accuracy of Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus, including the documents incorporated by reference therein, or to be filed as exhibits thereto that have not been so described and filed as required.

(o)  Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except in cases in which the failure to own or possess such Intellectual Property would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(p)  Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, license, registration or qualification of or with any, court or governmental agency or body is required for the issuance by the Company of the Guarantee and the Subordinated Debentures, the issuance by the Trust of the Preferred Securities, the purchase of the Common Securities or the consummation by the Trust or the Company of the transactions contemplated by the Company Agreements and this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been, or on or prior to the Closing Date will be, obtained and as may be required under state securities or “blue sky” laws or the 1934 Act in connection with the issuance of the Guarantee and the Subordinated Debentures by the Company.

(q)  Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the failure to have such Governmental Licenses or to so comply would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(r)  Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus (including the mortgage lien on the assets of Laclede Gas to secure its outstanding first mortgage bonds) or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(s)  Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Trust, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(t)  Good Standing of the Trust.  The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; other than the execution of this Agreement and the transactions contemplated hereby, the Trust has conducted no business to date and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and instruments contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(u)  Authorization and Description of the Common Securities.  The Common Securities have been duly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as contemplated in the Trust Agreement, will be duly issued and fully paid and, subject to the qualification that holders of Common Securities may be obligated to make payments as set forth in the Trust Agreement, nonassessable and will conform to the description thereof contained in the Prospectus; and the issuance of the Common Securities is not subject to any preemptive or similar rights.

(v)  Authorization of Additional Agreements.  The Guarantee, the Trust Agreement, the Subordinated Debentures and the Indenture (the Guarantee, the Trust Agreement, the Subordinated Debentures and the Indenture being collectively referred to herein as the “Company Agreements”) have each been duly authorized by the Company and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Property Trustee, the Delaware Trustee and the Administrative Trustees and, in the case of the Indenture, by the Debenture Trustee and, in the case of the Subordinated Debentures, when validly issued by the Company and duly authenticated and delivered by the Debenture Trustee against payment therefor as contemplated by the Company Agreements, will constitute valid and legally binding agreements or obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (regardless of whether considered in a proceeding in equity or at law) and an implied covenant of reasonableness, good faith and fair dealing; the Trust Agreement, the Indenture and the Guarantee have each been duly qualified under the 1939 Act; the Subordinated Debentures are entitled to the benefits of the Indenture; and the Company Agreements, which will be in substantially the form filed as exhibits to the Registration Statement, will conform in all material respects to the descriptions thereof in the Prospectus.

(w)  Absence of Defaults and Conflicts by the Trust.  The issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Subordinated Debentures by the Trust and the performance by the Trust of all of its obligations under the Preferred Securities, the Common Securities, the Trust Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will any such action result in any violation of the provisions of the Trust Agreement or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by the Trust Agreement or this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the 1933 Act, the 1935 Act, the 1939 Act and as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Preferred Securities by the Underwriters.

(x)  1940 Act.  Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, neither will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(y)  1935 Act.  The Company is a “holding company” (within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1935 Act”)) that is exempt from being required to seek approval to perform its obligations under this Agreement and the Preferred Securities pursuant to the rules and regulations promulgated pursuant to the 1935 Act.

(z)  Internal Controls and Disclosure Procedures.  The Company and its subsidiaries maintain systems of internal controls and disclosure procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees.

Section 2.  Officer’s Certificates.    Any certificate signed by any officer or other representative of the Company or any of its subsidiaries (including the Trust) delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company (and, in the case of any such certificate signed by any officer or other representative of the Trust, also by the Trust) to each Underwriter as to the matters covered thereby.

Section 3.    Sale and Delivery to Underwriters; Closing.

(a)  Preferred Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price set forth in Schedule I hereto, the number of Preferred Securities set forth in Schedule I hereto opposite the name of such Underwriter, plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)  Payment.    Payment of the purchase price for, and delivery of certificates for, the Preferred Securities shall be made at the offices of Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004, counsel for the Underwriters, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fifth Business Day (as defined below) after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

Payment for the Preferred Securities shall be made to the Trust by wire transfer of immediately available funds to a bank account specified by the Trust to the Representative, against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more global securities (collectively, the “Global Preferred Security”) representing the Preferred Securities in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date with any transfer taxes payable in connection with the transfer to the Underwriters of such securities duly paid by the Trust. The Global Preferred Security will be made available for inspection by the Representative at the offices of Pillsbury Winthrop LLP at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for and make payment of the purchase price for, the Preferred Securities that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

As compensation to the Underwriters for their commitments hereunder, and in consideration of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay to Merrill Lynch, for the accounts of the several Underwriters, an amount equal to $0.7875 per Preferred Security to be delivered by the Trust hereunder on the Closing Date. On the Closing Date, or on such other date no later than the fifth Business Day thereafter as the Representative, the Trust and the Company may agree upon in writing, the Trust will pay or cause to be paid, by wire transfer, in immediately available funds, such commission to the account specified by Merrill Lynch.

Section 4.  Covenants.    The Trust and the Company, jointly and severally, each covenants and agrees with each of the several Underwriters as follows:

(a)  Compliance with Securities Regulations and Commission Requests.    The Company or the Trust, subject to Section 4(b) hereof, will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or of the initiation or threatening of any proceedings for any of such purposes and (v) of the receipt by the Trust or the Company of any notification with respect to any suspension of the qualification of any of the Registered Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company or the Trust will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under such Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of any of the Registered Securities, or notification of any such order thereof and, if issued, to obtain the lifting thereof at the earliest possible moment.

(b)  Filing of Amendments.    The Company or the Trust will give the Representative notice of its intention to file or prepare any amendment to the Registration

Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise and, in each case, to the extent any such amendment, supplement or revision relates to any of the Registered Securities, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)  Delivery of Registration Statements.    The Company or the Trust has furnished or will deliver to the Representative and counsel for the Underwriters, at its request and without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses.    The Company or the Trust has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  Continued Compliance with Securities Laws.    Each of the Company and the Trust will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company or the Trust will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company or the Trust will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)  Blue Sky Qualifications.    Each of the Company and the Trust will use its best efforts, in cooperation with the Underwriters, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which any of the Registered Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g)  Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)  Use of Proceeds.     The Company and the Trust will use the net proceeds received by them from the sale of the Registered Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i)  Restriction on Sale of Securities.    During a period of 90 days from the date of the Prospectus, neither the Company nor the Trust will, offer, sell, contract to sell, or otherwise dispose of, except as provided hereunder, any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or the Company, as the case may be, that are substantially similar to the Preferred Securities (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive securities, preferred securities or any such substantially similar securities of either the Trust or the Company without the prior written consent of the Representative.

(j)  Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(k)  Issuance of Guarantee.    The Company shall issue the Guarantee concurrently with the issue and sale of the Preferred Securities as contemplated herein and in the Prospectus.

(l)  Listing Application.    Each of the Company and the Trust will use its best efforts to list, subject to notice of issuance, the Preferred Securities on the New York Stock Exchange (the “Exchange”); and, if the Company elects to dissolve the Trust and to distribute the Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Trust, the Company will use its best efforts to list the Subordinated Debentures, subject to notice of issuance, on the Exchange prior to such distribution.

Section 5.    Payment of Expenses.

(a)  Expenses.    The Company or the Trust will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Registered Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Company Agreement, the Preferred Securities, the Subordinated Debentures, any Blue Sky Survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Preferred Securities, the Guarantee and Subordinated Debentures; (iii) all expenses in connection with the qualification of the Registered Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky Survey, which fees and expenses shall not exceed $5,000; (iv) any fees charged by securities rating services for rating any of the Registered Securities; (v) any filing fees incident to any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Preferred Securities and the issuance of the Guarantee and the Subordinated Debentures; (vi) the cost of preparing the Preferred Securities and the Subordinated Debentures; (vii) the fees and expenses of any Trustee (as defined in the Trust Agreement), the Debenture Trustee and the Guarantee Trustee, and any agent of any trustee and the fees and disbursements of counsel for any trustee in connection with the Trust Agreement, the Indenture, the Guarantee and the Preferred Securities; (viii) the cost of qualifying the Preferred Securities or the Subordinated Debentures with The Depository Trust Company; (ix) any expenses incurred by the Company in connection with a “road show” presentation to potential investors; (x) the cost and charges of any transfer agent; (xi) any fees and expenses in connection with listing the Preferred Securities or the Subordinated Debentures on the Exchange and the cost of registering the Preferred Securities or the Subordinated Debentures under Section 12 of the 1934 Act; and (xii) all other costs and expenses incident to the performance of the obligations of the Company or the Trust hereunder that are not otherwise specifically provided for in this Section.

(b)  Termination of Agreement.    If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or 10(a)(i) hereof, the Company or the Trust shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6.    Conditions of Underwriters’ Obligations.    The several obligations of the Underwriters hereunder to purchase the Preferred Securities on the Closing Date are subject to the accuracy of the representations and warranties of the Trust and the Company contained in Section 1 hereof or in certificates of any officer or other representative of the Trust or the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by each of the Trust and the Company of their respective covenants and other obligations hereunder and to the following further conditions:

(a)    Effectiveness of Registration Statement.    The Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)    Opinion of Counsel for Company.    At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of each of Thompson Coburn LLP, counsel for the Company, and Mary C. Kullman, Esq., Corporate Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries (including the Trust) and certificates of public officials.

(c)    Opinion of Counsel for Underwriters.    At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Pillsbury Winthrop LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form set forth in Exhibit B hereto.

(d)    Opinion of Special Counsel to the Company and the Trust.    At the Closing Date, Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Company, shall have furnished to the Representative, the Company and the Trust their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries (including the Trust) and certificates of public officials.

(e)    Opinion of Tax Counsel to the Company and the Trust.    At the Closing Date, Thompson Coburn LLP, tax counsel for the Trust and the Company, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

(i)  the statements in the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences,” to the extent that they constitute summaries of matters of laws or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects;

(ii)  the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and, accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be treated as owning an undivided beneficial interest in the Subordinated Debentures; and

(iii)  the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries (including the Trust) and certificates of public officials.

(f)  Officers’ Certificate.    At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto since the date hereof), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received certificates of executive officers or other representatives of the Trust and the Company, with specific knowledge about the Trust and the Company’s financial matters, satisfactory to the Representative, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) each of the Trust and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission.

(g)  Accountant’s Comfort Letter.    At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)  Bring-down Comfort Letter.    At the Closing Date, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(g) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)  Approval of Listing.    At the Closing Date, the Preferred Securities shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(j)  Ratings.    On the Closing Date, the Preferred Securities shall be rated Baa3 by Moody’s Investor’s Service, A- by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and BBB+ by Fitch Ratings, and the Company shall have delivered to the Representative a letter dated the Closing Date from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Preferred Securities have such ratings; and subsequent to the execution and delivery of this Agreement and at or prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

(k)  Additional Documents.    At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Company in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

Section 7.    Indemnification.

(a)  Indemnification of Underwriters.    The Trust and the Company jointly and severally agree to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter that assists such Underwriter in the distribution of the Preferred Securities and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)   from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company or the Trust; and

(iii)   against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Trust by any Underwriter through Merrill Lynch or counsel for the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity shall not apply to any preliminary prospectus (or any amendment or supplement thereto) to the extent that any such loss, claim, damage or liability results from the sale by any Underwriter that sold Preferred Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or any amendment or supplement thereto, but excluding any document incorporated or deemed to be incorporated by reference therein) and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus (or amendment or supplement thereto) that was corrected in the Prospectus (or any amendment or supplement thereto, but excluding any document incorporated or deemed to be incorporated by reference therein) furnished to the Representative by the Company prior to the sending or giving of written confirmation of such sale to such person and such correction would have cured the defect giving rise to such loss, claim, damage or liability.

(b)   Indemnification of Company, Directors and Officers.   Each Underwriter severally agrees to indemnify and hold harmless the Trust and the Company, its directors, each of its officers and trustees, as applicable, who signed the Registration Statement, and each person, if any, who controls the Trust or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such Underwriter through Merrill Lynch or counsel for the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)   Actions against Parties; Notification.   Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)   Settlement without Consent if Failure to Reimburse.   If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8.   Contribution.   If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Trust and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Preferred Securities as set forth on such cover.

The relative fault of the Company and the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Trust. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Preferred Securities set forth opposite their respective names in Schedule I hereto and not joint.

Section 9.   Representations, Warranties and Agreements to Survive Delivery.   All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust or of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Trust, and shall survive delivery of the Preferred Securities to the Underwriters.

Section 10.   Termination of Agreement.

(a)   Termination; General.   The Representative may terminate this Agreement by notice to the Company, at any time at or prior to the Closing Date, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto since the time of the execution of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the Echange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by Federal, New Yorkor Missouri authorities.

(b)   Liabilities.   If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 hereof shall survive such termination and remain in full force and effect.

Section 11.   Default by One or More of the Underwriters.   If one or more of the Underwriters shall fail at the Closing Date to purchase the Preferred Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)   if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)   if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

Section 12.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of Karl Newlin, Vice President; notices to the Trust and the Company shall be directed to them at 720 Olive Street, St. Louis, Missouri 63101, attention of Barry C. Cooper – Chief Financial Officer.

Section 13.   Parties.   This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.   GOVERNING LAW AND TIME.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 15.   Effect of Headings.   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust and the Company in accordance with its terms.

Very truly yours,

Laclede Capital Trust I

By The Laclede Group, Inc., as Sponsor

By:	/S/ RONALD L. KRUTZMAN
Title: Treasurer and Assistant Secretary

The Laclede Group, Inc.

By:	/S/ DOUGLAS YAEGER
Title: Chairman of the Board, President and Chief Executive Officer
Accepted: December 9, 2002

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Acting severally on behalf
of themselves and the other
several Underwriters listed
in Schedule I hereto.

By:	/S/ K. NEWLIN
Title: Vice President

SCHEDULE I

Underwriter	Number of Preferred Securities to be Purchased	Price Per Preferred Security

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,000,000	$25.00

U.S. Bancorp Piper Jaffray Inc.	325,000	$25.00

RBC Dain Rauscher Inc.	325,000	$25.00

Stifel, Nicolaus & Company, Incorporated	150,000	$25.00

Total:	1,800,000

SCHEDULE II

Laclede Gas Company
Laclede Pipeline Company
Laclede Investment LLC
Laclede Energy Resources, Inc.
Laclede Gas Family Services, Inc.
Laclede Development Company
Laclede Venture Corp.
SM&P Utility Resources, Inc.
Laclede Energy Services, Inc.

II-1

Exhibit A

[Form of Opinions of Mary C. Kullman, Esq., Corporate Secretary of the Company, as to
matters set forth in paragraphs (i) through (iv), paragraph (vii) and paragraph (xiii)
below, and Thompson Coburn LLP, Counsel for the Company, as to matters set forth in paragraphs (v) and (vi), paragraphs (viii) through (xii), paragraph (xiv) and the last paragraph below]

(i)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)  the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Effect;

(iii)  other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to such counsel’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject that, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(iv)  the Underwriting Agreement has been duly authorized, executed and delivered by the Company on behalf of itself and as sponsor under the Trust Agreement;

(v)  the Subordinated Debentures are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized by the Company by all necessary corporate action and, when completed, executed and authenticated as specified in or pursuant to the Indenture and issued and delivered against payment therefor as specified in the Company Agreements, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium and other similar laws relating to or affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing;

(vi)  the Indenture, the Guarantee and the Trust Agreement have each been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Debenture Trustee (in the case of the Indenture), by the Guarantee Trustee (in the case of the Guarantee) and by the Property Trustee, the Delaware Trustee and the Administrative Trustees (in the case of the Trust Agreement) constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium and other similar laws relating to or affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing; and the Indenture, the Guarantee and the Trust Agreement have been duly qualified under the 1939 Act;

(vii)  neither the Company nor any of its significant subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or Bylaws or other organizational document or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults that individually and in the aggregate would not have a Material Adverse Effect; the issue and sale of the Preferred Securities and the Common Securities by the Trust, the issuance of the Guarantee and the Subordinated Debentures by the Company, the purchase of the Common Securities by the Company, the performance by the Trust of its obligations under the Trust Agreement and this Agreement and the performance by the Company of its obligations under the Company Agreements and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws or other organizational document of the Company or its subsidiaries or any applicable law or statute or, to such counsel’s knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

(viii)  no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Preferred Securities and the Common Securities by the Trust or the issuance of the Guarantee and the Subordinated Debentures or the purchase of the Common Securities by the Company or the consummation of the other transactions contemplated by the Company Agreements or this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained and as may be required under state securities or “blue sky” laws or the 1934 Act in connection with the purchase and distribution of the Preferred Securities by the

Underwriters or the issuance of the Guarantee and the Subordinated Debentures by the Company;

(ix)  the statements set forth (i) in the Prospectus under the captions “Description of Debt Securities,” “Description of Trust Preferred Securities,” and “Description of the Guarantees” and (ii) in the Prospectus as amended or supplemented under similar applicable titles, insofar as they purport to constitute summaries of certain terms of the Preferred Securities and the Company Agreements, in each case constitute accurate summaries thereof in all material respects;

(x)  the Company is a “holding company” (within the meaning of the 1935 Act) that is exempt from being required to seek approval to perform its obligations under this Agreement and the Securities pursuant to the 1935 Act;

(xi)  neither the Company nor the Trust is and, after giving effect to the offering and sale of the Preferred Securities and the application of the proceeds thereof as described in the Prospectus, neither will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(xii)  such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements included and the documents incorporated by reference therein and the Forms T-1, as to which such counsel need express no opinion), at the time it became effective and as of the date it was filed with the Commission pursuant to Rule 424(b) under the 1933 Act, respectively, complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act (in rendering such opinion, counsel may assume the correctness and completeness of the statements made by the Company and the information included or incorporated by reference in the Registration Statement and the Prospectus and take no responsibility therefor, except insofar as such statements relate to such counsel and as set forth in paragraph (ix) above;

(xiii)  to such counsel’s knowledge, each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except where the failure to own, possess or obtain any such item or make such declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect, and, to such counsel’s knowledge, neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus or except such revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Company and its subsidiaries is in substantial compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus; and

(xiv)  to the best of our knowledge, the Registration Statement is effective under the 1933 Act and no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the 1933 Act.

Such counsel shall also state that no facts have come to such counsel’s attention that lead them to believe that (other than the financial statements included therein and the Forms T-1, as to which such counsel need express no belief) the Registration Statement (including the prospectus included therein), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, as of its date or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

[Form of Opinion of Pillsbury Winthrop LLP]

December     , 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

As Representative of the several
Underwriters named in Schedule I
to the Underwriting Agreement
referred to below (the “Underwriters”)

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

We have acted as your counsel in connection with the issuance and sale by Laclede Capital Trust I, a statutory trust created under the laws of the State of Delaware (the “Trust”), of 1,800,000 of 7.70% trust preferred securities (liquidation amount of $25.00 per trust preferred security) pursuant to the Underwriting Agreement dated December 9, 2002 among the Trust, the Company and you, as Representative of the several Underwriters (the “Underwriting Agreement”). Defined terms used herein have the same meanings as when used in the Underwriting Agreement.

We have reviewed the Registration Statement and the Prospectus, which pursuant to Form S-3 under the Securities Act of 1933 (the “1933 Act”) incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2002 (the “Annual Report”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “1934 Act”). In addition, we have reviewed, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, the Trust, the Property Trustee and the Debenture Trustee, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as copies (whether or not certified and including facsimiles) and the authenticity of the originals of such copies and of all documents submitted to us as originals.

We are members of the Bar of the State of New York and we do not express any opinion herein as to any matters governed by any laws other than the law of the State of New York, the Federal laws of the United States of America and, to the extent set forth herein, the Statutory Trust Act and the General Corporation Law of the State of Delaware and the laws of the State of Missouri. With respect to legal matters governed by the laws of the States of Delaware and Missouri, we understand that you are relying upon the opinions of Richards, Layton & Finger, P.A., special counsel for the Trust, and of Thompson Coburn LLP, counsel for the Company, and Mary C. Kullman, Esq., Corporate Secretary of the Company, respectively, in each case dated as of the date hereof and addressed to you. We believe that such opinions are satisfactory in form and that you are justified in relying thereon and we, on our part, have relied solely on these opinions as to such matters. We do not pass upon legal matters regarding the incorporation of the Company or its qualification to do business in any jurisdiction, as to which we understand you are relying upon these opinions

Based upon the foregoing and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion:

(i)  The Underwriting Agreement has been duly authorized, executed and delivered by the Company on behalf of itself and as sponsor under the Trust Agreement.

(ii)  The Preferred Securities are authorized by the Trust Agreement and, when issued and delivered by the Trust to the purchasers thereof against payment therefor in accordance with the Trust Agreement, will be validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle holders of the Preferred Securities to the benefits provided by the Trust Agreement; such holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that we note that such holders may be obligated, pursuant to the Trust Agreement, to provide (A) indemnity or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of securities certificates and the issuance of replacement securities certificates and (B) indemnity and security in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement; and the Common Securities are authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company in accordance with the Trust Agreement, will be validly issued undivided beneficial interests in the assets of the Trust.

(iii)  The Subordinated Debentures are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized by the Company by all necessary corporate action and, when completed, executed and authenticated as specified in or pursuant to the Indenture and issued and delivered against payment therefor as specified in the Company Agreements, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium and other similar laws relating to or affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

(iv)  The Indenture and the Guarantee have each been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Debenture Trustee (in the case of the Indenture) and by the Guarantee Trustee (in the case of the Guarantee), constitute valid and legally binding agreements of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium and other similar laws relating to or affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing; and, to the best of our knowledge, the Indenture, the Guarantee and the Trust Agreement have been duly qualified under the 1939 Act.

(v)  The statements set forth (A) in the Prospectus under the captions “Description of Debt Securities,” “Description of Trust Preferred Securities,” and “Description of the Guarantees” and (B) in the Prospectus as amended or supplemented under similar applicable titles, insofar as they purport to constitute summaries of certain terms of the Preferred Securities and the Company Agreements, in each case constitute accurate summaries thereof in all material respects.

(vi)  To the best of our knowledge, the Registration Statement is effective under the 1933 Act and no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the 1933 Act.

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Annual Report and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph (v) above. In the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the Annual Report), we participated in conferences with certain of its officers and employees, with counsel for the Company, with representatives of Deloitte & Touche LLP, the independent accountants who audited certain of the financial statements included in the Annual Report and with your representatives. We did not participate in the preparation of, or in the selection by the Company of the information included or excluded from, the Annual Report. Based on our review of the Registration Statement, the Prospectus and the Annual Report, our investigations made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Annual Report) and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of the date it was declared effective by the Commission, and the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b) under the 1933 Act, complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and, in each case, the applicable rules and regulations of the Commission thereunder, except that, in the case of the Registration Statement and the Prospectus, we express no opinion with respect to the financial statements or schedules or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Annual Report and (ii) we have no reason to believe that the Registration Statement, as of the date the Annual Report was filed with the Commission under the 1934 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements or schedules or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Annual Report.

In passing upon the form of the Registration Statement and the form of the Prospectus, we necessarily assume the correctness and completeness of the statements made by the Company and the information included or incorporated by reference in the Registration Statement and the Prospectus and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph (v) above.

This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person, firm or corporation (other than the Underwriters), without our prior written consent.

Very truly yours,

Exhibit C

[Form of Opinion of Richards, Layton & Finger, P.A.]

December     , 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

As Representative of the several
Underwriters named in Schedule I
to the Underwriting Agreement
referred to below

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Re:  Laclede Capital Trust I

Ladies and Gentlemen:

We have acted as special Delaware counsel for The Laclede Group, Inc., a Missouri corporation (the “Company”), and Laclede Capital Trust I, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. This opinion is being furnished to you pursuant to Section 6(j) of the Underwriting Agreement (as defined herein).

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)
The Certificate of Trust of the Trust, dated as of April 4, 2002 (the “Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 5, 2002;

(b)	The Declaration of Trust of the Trust dated as of April 4, 2002, among the Company and the trustees of the Trust named therein;

(c)
The Amended and Restated Declaration of Trust of the Trust, dated December 16, 2002, among the Company, the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (including Annex I and Exhibits A-1 and A-2 thereto) (the “Declaration of Trust”);

(d)
The Prospectus, dated May 6, 2002, and the Prospectus Supplement, dated December 9, 2002 (jointly, the “Prospectus”), relating to the 7.70% Trust Originated Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a “Preferred Security” and, collectively, the “Preferred Securities”);

(e)
The Underwriting Agreement, dated December 9, 2002 (the “Underwriting Agreement”), among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein; and

(f)	A Certificate of Good Standing for the Trust, dated December , 2002, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust and that the Declaration of Trust and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent set forth in paragraph 3 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent set forth in paragraph 4 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) that each person to whom a Preferred Security is to be issued by the Trust (collectively, the “Preferred Security Holders”) has received a Preferred Security Certificate for such Preferred Security and has paid for the Preferred Security acquired by it, in accordance with the Declaration of Trust, (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration of Trust, (viii) that each person to whom a Common Security is to be issued by the Trust (the “Common Security Holder”) has received a Common Security Certificate for such Common Security and has paid for the Common Security acquired by it, in accordance with the Declaration of Trust, (ix) that the Common Securities are issued and sold to the Common Security Holder in accordance with the Declaration of Trust, (x) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and filing documents with the Secretary of State) or employees in the State of Delaware and (xi) that the Trust is treated as a grantor trust for United States federal income tax purposes. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities or blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.    The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C., §3801, et seq.), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

2.    Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus.

3.    Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to (a) execute and deliver, and perform its obligations under, the Underwriting Agreement and (b) issue and perform its obligations under, the Preferred Securities and the Common Securities.

4.    Under the Delaware Statutory Trust Act and the Declaration of Trust, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary action on the part of the Trust.

5.    The Declaration of Trust constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.

6.    The Preferred Securities are authorized by the Declaration of Trust and, when issued and delivered by the Trust to the Preferred Security Holders against payment therefor in accordance with the Declaration of Trust, will be validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Preferred Security Holders are entitled to the benefits provided by the Declaration of Trust. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated, pursuant to the Declaration of Trust, to (a) provide indemnity in connection with and pay taxes or governmental charges arising from transfers or exchanges of securities certificates or the issuance of replacement securities certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration of Trust.

7.    The Common Securities are authorized by the Declaration of Trust and, when issued and delivered by the Trust to the Company in accordance with the Declaration of Trust, will be validly issued undivided beneficial interests in the assets of the Trust.

8.    Under the Delaware Statutory Trust Act and the Declaration of Trust, the issuance by the Trust of the Preferred Securities and Common Securities is not subject to preemptive rights.

9.    The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder, do not violate (a) any of the provisions of the Certificate or the Declaration of Trust or (b) any applicable Delaware law or administrative regulation.

10.    No authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Preferred Securities and the Common Securities.

11.    The Preferred Security Holders (other than those Preferred Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

The opinions expressed in paragraph 5 and the second sentence of paragraph 6 above are subject, as to enforcement, to the effect upon the Declaration of Trust of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

We consent to your, and the other several underwriters named in the Underwriting Agreement, relying as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Underwriting Agreement. We also consent to Pillsbury Winthrop LLP’s relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by it on the date hereof pursuant to the Underwriting Agreement. In addition, we consent to The Bank of New York’s and The Bank of New York (Delaware)’s relying as to matters of Delaware law upon this opinion in connection with the matters set forth herein. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,